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                                                              Exhibit 99.CODEETH

N-CSR EXHIBIT FOR ITEM 12(a)(1): CODE OF ETHICS

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.   COVERED OFFICERS/PURPOSE OF THE CODE

     The code of ethics (this "Code") for Lehman Brothers/First Trust Income Opportunity Fund (the "Fund") applies to the Fund's principal executive officer and principal financial and accounting officer (the "Covered Officers," each of whom is set forth in Exhibit A) for the purpose of promoting:

  - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  - full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

  -  compliance with applicable laws and governmental rules and regulations;

  - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

  -  accountability for adherence to the Code.

   Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

     OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

     Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The compliance programs and procedures of the Fund or the Fund's investment adviser or sub-adviser (the "investment adviser") are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and the investment adviser or a third party service provider of which a Covered Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund and/or for the investment adviser or a third party service provider) be involved in establishing policies and implementing decisions that will have different effects on the investment adviser or a third party service provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser or a third party service

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provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. The foregoing activities, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle with respect to all conflicts of interest covered by this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

     Each Covered Officer must:

     - not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

     - not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund;

     - report at least annually any affiliations or other relationships that could potentially present a conflict of interest with the Fund.

III.     DISCLOSURE AND COMPLIANCE

     - Each Covered Officer shall become familiar with the disclosure requirements generally applicable to the Fund;

     - each Covered Officer shall not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's management, and auditors, and to governmental regulators and self-regulatory organizations;

     - each Covered Officer may, to the extent appropriate within the Covered Officer's area of responsibility and to the extent deemed necessary in the sole discretion of the Covered Officer, consult with other officers and employees of the Fund and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

     - each Covered Officer should seek to promote the Fund's compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. REPORTING AND ACCOUNTABILITY

     Each Covered Officer must:

   - upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to Chamaine Williams or such other person designated by the Secretary of the Fund (the "Compliance Officer") that the Covered Officer has received, read and understands this Code;

   - annually thereafter affirm to the Compliance Officer that the Covered Officer has complied with the requirements of this Code;

   - not retaliate against any other Covered Officer or any employee of the Fund or its affiliated persons for reports of potential violations of this Code that are made in good faith; and

   - notify the Compliance Officer promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

        The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Fund, and is encouraged to do so. However, any approvals or

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waivers(1) must be considered by the trustees of the Fund who are not
"interested persons," as defined by Section 2(a)(19) of the Investment Company Act, of the Fund (the "Independent Trustees").

        The Fund will follow these procedures in investigating and enforcing this Code:

     - The Compliance Officer will endeavor to take all appropriate action to investigate any reported potential violations reported to him;

     - if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

     - any matter that the Compliance Officer believes is a violation will be reported to the Independent Trustees;

     - if the Independent Trustees concur that a violation has occurred, the Compliance Officer will inform and make a recommendation to the Fund's board of trustees (the "Board"), which will consider appropriate action, which may include a review of, and appropriate modifications to, applicable Fund policies and procedures; notification to appropriate personnel of the investment adviser or other relevant service provider; or a recommendation to dismiss the Covered Officer; and

     - any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    OTHER POLICIES AND PROCEDURES

     This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies there under. Insofar as other policies or procedures of the Fund, investment adviser, principal underwriter or service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and the investment adviser's and the principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   AMENDMENTS

     Amendments to this Code may be made from time to time, as deemed appropriate by the Compliance Officer. The Board shall be informed of any such amendment to the extent deemed material by the Compliance Officer.

VII.  CONFIDENTIALITY

     All reports and records relating to the Fund prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the investment adviser, Board, and counsel to the Fund.

VIII. INTERNAL USE

     The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.


Date: November 18, 2003

----------
(1) For this purpose, the term "waiver" includes the approval by the Fund of a material departure from a provision of this Code or the Fund's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Fund's management.

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                                    EXHIBIT A

PERSONS COVERED BY THIS CODE OF ETHICS

                             Bradley Tank, President
                           Edward S. Grieb, Treasurer

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N-CSR EXHIBIT FOR ITEM 12(b): REGISTRANT'S PROXY VOTING PROCEDURES AND
GUIDELINES

LEHMAN BROTHERS ASSET MANAGEMENT LLC ("LBAM LLC")

                              PROXY VOTING POLICIES

Lehman Brothers Asset Management LLC("LBAM LLC") is aware and compliant with SEC Rule 206(4)-6 regarding proxy voting and disclosure and Rule 204-2 pertaining to books and records. Therefore, LBAM LLC shall vote corporate governance proposals in a manner that promotes clear responsibility of management and boards to the long run interests of shareholders. LBAM LLC shall be diligent, independent and consider the best interest of our clients in arriving at proxy voting decisions.

Upon a client's request LBAM LLC will disclose how the client's proxies were voted. Clients can send their requests via e-mail to Csedlak@Lincap.com.

                             PROXY VOTING PROCEDURES

Ann Benjamin, a Managing Director, or a designee, is responsible for LBAM LLC proxy votes and guidelines for high yield products. The Security Control unit within the Portfolio Management Information Department has administrative responsibility.

Guidelines have been established to apply to the most frequently appearing proxy proposals. Proxy proposals for shares in closed-end funds are excepted from the guidelines, and voting decisions relating to such proposals will be determined on a case-by-case basis. Where specific guidelines don't apply, the general principles of the Proxy Voting Policies are used. Specific fact situations might warrant departure from the guidelines. Proxies are voted after review of relevant materials (annual report, SEC filings -10K, and votes registered from the prior year) in accordance with these guidelines. The voting rights of securities that are on loan are determined at the time of signing the loan agreement between our clients and their custodian banks; usually the securities on loan do not allow LBAM LLC the voting rights.

Administratively, LBAM LLC utilizes paper ballots. Paper ballots are received via the United States Postal System and holdings for all clients as of record date are obtained from the accounting system (Portia). The ballots' shares and Lincoln Capital's holdings are verified. If there are discrepancies between the ballot shares and LBAM LLC's holdings, the custodian is contacted for resolution. Proxies are voted by choosing the appropriate vote selection and the signing of the paper ballots. The signed proxies are mailed in the provided pre-addressed envelope.

In rare instances where ballot shares have not been received from all custodians within two weeks of the meeting date, LBAM LLC contacts the custodian. The custodian will follow up with a faxed copy of the paper ballot. If a copy of the ballot is faxed, LBAM LLC returns (via fax or by mail) the proxy with voting instructions to the custodian.

After all proxies are voted, the Portfolio Management Information Department of LBAM LLC keeps a copy of the signed ballot as record of the security, meeting date, proposals, and how we voted for each client. Records are maintained in the Portfolio Management Information Department of LBAM LLC pital office for five years; after that time the records can be moved to an off-site facility.

The guidelines are designed to eliminate the influence of any conflicts of interest on LBAM LLC's proxy voting decisions. Although LBAM LLC does not foresee any material conflicts of interest arising, in the event a material conflict of interest does arise, the facts and circumstances of the conflict would be discussed with Lori Loftus, the Compliance Manager, prior to voting. Lori Loftus and Ann Benjamin will decide if the conflict can be resolved or avoided by applying the guidelines. If the conflict cannot be resolved or avoided by applying the guidelines, Lincoln Capital may rely on the advice of an independent third party to determine how to vote the proxy.


Original Date:January 31, 2003
Revised Date: June 30, 2003
Revised Date: July 23, 2003

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LBAM LLC PROXY GUIDELINES

BOARD RELATED ISSUES                                               June 23, 2003

   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Election of directors                            For, w/ caveat    Ownership of the stock typically means support of
                                                                   Directors, unless there is an issue of independence or
                                                                   performance.

Classification of directors                      Against           The idea, in theory, is to provide stability.
                                                                   However, in practice boards have demonstrated
                                                                   considerable continuity because the majority of votes
                                                                   are for management's slate.

Declassification of Board                        For

Annual Election of directors                     For               Directors should be held accountable to shareholders
                                                                   on an annual basis.

Director removal only for cause                  Against           Shareholders should not need cause to remove a
                                                                   director. As owners of the corporation, shareholders
                                                                   should have the right to remove directors as they see
                                                                   fit.

Require a majority of independent directors      For               The presence of independent directors allows the board
                                                                   to be more objective in its decisions regarding
                                                                   business operations and top management.

Increase in size of the board                    Against           The greater number of directors, the less the
                                                 w/caveat          accountability. However, it may be a good idea if
                                                                   management can show a compelling need (e.g. needed
                                                                   expertise) for additional members.

Indemnification and liability protection for     For               Such protection is necessary to attract and retain
directors                                        w/caveat          competent individuals to sit on boards for normal
                                                                   remuneration. Companies need to protect their
                                                                   directors as long as they act in the best interest of
                                                                   their shareholders.  However, if directors seriously
                                                                   breech their fiduciary duty, they should not be
                                                                   protected.

Advisory committees                              Against           The board already has a fiduciary duty to represent
                                                                   all shareholders and is accountable to them by law.
                                                                   It often is not necessary for a corporation to bear
                                                                   the additional expense of an advisory committee.

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
   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Grant Stock to Non-Employee Directors            Against, w/       We would vote against a management proposal to grant
(added 1996 proxy season)                        caveat            stock to non-employee directors except in cases where
                                                                   grant would replace a fee.

Separation of CEO and Chairman                   For               Although not required this is generally a good
                                                                   governance model.

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EMPLOYEE COMPENSATION

   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Employee Stock Ownership Plan                    Case by           In general, it is a good idea to support option plans
                                                   Case            which provide incentive to directors, managers and
                                                                   other employees by aligning their economic interest
                                                                   with those of the shareholders while limiting the
                                                                   transfer of wealth out of the company. However, a
                                                                   vote for a specific plan should be decided by weighing
                                                                   a number of factors:

                                                                            -   the number and structure of other plans
                                                                                the company currently has in place

                                                                            -   the potential dilution percentage of the
                                                                                proposed plan, (in conjunction with other
                                                                                plans in place)

                                                                            -   the degree of power the board has to
                                                                                choose a plan among several options,
                                                                                (those proposals allowing the board to
                                                                                chose between five or more options should
                                                                                rarely be approved)

                                                                            -   who will administer the plan, (it should
                                                                                be administered by a committee of outside
                                                                                directors who are ineligible to receive
                                                                                benefits from the plan)

                                                                            -   the percentage of the company already
                                                                                owned by insiders

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
   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Compensation caps or restraints                  For               Consideration should be given to withholding votes from,
                                                 (by situation)    or voting against, directors who support excessive
                                                                   compensation or compensation arrangements that are not
                                                                   in the interest of shareholders.

Minimum share ownership to be a director         Against

Stock Options & Incentive Comp

  -    pricing at fair market value and expire   For
       with 5 years

  -    repricing options to a lower price        Against

  -    option plan dilution greater than 5%      Against

  -    restricted stock should vest over a       For
       specified time (greater than 1 year)

  -    interest free or low interest loans       Against

  -    reload options                            Against

  -    options for directors                     Against

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MANAGEMENT ENTRENCHMENT

   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Increase in authorized shares of common stock    For               Vote for an increase in authorized shares of common
                                                 w/caveat          stock if:

                                                                         -    management has already issued most of the
                                                                              authorized shares

                                                                         -    the increase is reasonable

                                                                         -    past history suggests a prudent issuance

                                                                         -    shares are needed for a stock split or
                                                                              dividend

                                                                         -    management presents a specific and
                                                                              acceptable reason for the increase.

                                                                   Otherwise, vote no.

Targeted share placement                         Against           Targeted share placements dilute ownership and voting
                                                                   rights, entrench current management, and are
                                                                   anti-takeover in nature.

Dual Class Stock                                 Against           The new class of stock may dilute our ownership, make
                                                                   the company less attractive as a takeover target,
                                                                   entrench incumbent directors or management, and
                                                                   discourage both merger proposals and proxy contests.

Authorize or increase a class of preferred       Against           Available academic evidence indicates that shareholder
stock                                                              value is decreased when blank-check preferred stock is
                                                                   authorized.

Share repurchase                                 For               The share repurchase process increases our ownership
                                                                   percentage and raises the equilibrium price by
                                                                   decreasing the supply.

Appointment of auditors                          For               Vote for the recommended auditor unless the auditor
                                                 w/caveat          has become complacent or has questionable independence.

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SHAREHOLDER RIGHTS

   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Elimination of preemptive rights                 For               These rights give current shareholders the right to
                                                                   maintain their current ownership percentage through
                                                                   any subsequent equity offerings. These provisions are
                                                                   no longer common in the U.S., and can restrict
                                                                   management's ability to raise new capital.

Eliminate shareholders right to call a special   Against           These proposals limit shareholder rights, and are
meeting.                                                           anti-takeover in nature.

Prohibit shareholder action outside meetings     Against           These proposals limit shareholders rights.

Voting confidentiality                           For               These proposals are often introduced by shareholders
                                                 w/caveat          as a means of reducing management pressure on
                                                                   shareholders regarding their vote on proxy issues.
                                                                   We support the suspension of confidential voting
                                                                   during proxy contest since dissidents have access to
                                                                   the information and we do not wish to put management
                                                                   at an unfair disadvantage.

Cumulative voting                                Against           Cumulative voting permits access to the board by
                                                                   special interest groups.

Company submission of poison pill and defense    For               Management rarely submits its defense mechanisms to
mechanisms for shareholder ratification                            shareholders voluntarily so shareholders should vote
                                                                   for authority to ratify such plans when proposed by
                                                                   other shareholders.

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ANTI-TAKEOVER

   SUBJECT                                       VOTE              JUSTIFICATION
-------------------------------------------------------------------------------------------------------------------------
Anti-Greenmail provisions                        For               The only one who reaps any benefit from greenmail is
                                                                   the greenmailer. Shareholders are always harmed.

Reincorporation                                  For               Vote in favor of reincorporation proposals if there
                                                 w/caveat          are legitimate business reasons for the move. If a
                                                                   corporation is simply attempting to move in order to
                                                                   subject itself to more stringent anti-takeover laws,
                                                                   then vote against it.

Require more than simple majority vote to        Against           These proposals limit shareholder rights.
amend or repeal by-laws or remove directors

Blank check preferred                            Against           These proposals are for the authorization of shares
                                                                   for which voting rights are not established in
                                                                   advance. Instead, voting rights are established at
                                                                   the discretion of the board of directors when the
                                                                   shares are issued. This gives the board the ability
                                                                   to place a block of stock with an investor sympathetic
                                                                   to management, thereby foiling a takeover bid without
                                                                   a shareholder vote. This proposal is a transfer of
                                                                   authority from shareholders to the board, and a
                                                                   possible entrenchment device.

Stockholder provision                            Against           These proposals introduce the concept that the board
                                                                   may consider the interest of constituents other than
                                                                   shareholders in the evaluation of takeover offers.
                                                                   This concept is inconsistent with public ownership of
                                                                   corporations.

Poison pill plans                                Against           Poison pill plans are the most effective anti-takeover
                                                                   weapon available to management. Shareholder value
                                                                   declines upon the adoption of these plans.

Supermajority vote                               Against           Requiring a high majority vote (i.e. 80%) for
                                                                   corporate charter and by-law amendments relating to
                                                                   term of office, election or removal of directors.
                                                                   Requiring a supermajority vote to convene meetings is
                                                                   an anti-takeover measure.

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SOCIAL ISSUES

Most social issues are handled on a case-by-case basis. Unique social, environmental, and political issues are decided on the merits of the specific proposal. Therefore, it has not been Lincoln's policy to recommend, general guidelines to cover such issues.